CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated September 19, 2011, relating to the financial statements of Saving Energy Solar, Inc and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Hamilton, PC

Denver, Colorado
October 4, 2011